                                                       Registration No. 33-
                                                                           -----


              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 22, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                           ANALYSIS & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


            Connecticut                                 95-2579365
- ------------------------------------         -----------------------------------
  (State or other jurisdiction of            (I.R.S. Employer Identification
  incorporation or organization)                           No.)

                              Route 2, P.O. Box 220
                       North Stonington, Connecticut 06359
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           Analysis & Technology, Inc.
                             1995 Stock Option Plan
                           Analysis & Technology, Inc.
                             1994 Stock Option Plan
                           Analysis & Technology, Inc.
                             1992 Stock Option Plan
                           Analysis & Technology, Inc.
                             1990 Stock Option Plan
                           Analysis & Technology, Inc.
                             1989 Stock Option Plan
                           Analysis & Technology, Inc.
                             1988 Stock Option Plan
                           Analysis & Technology, Inc.
                             1987 Stock Option Plan
                           Analysis & Technology, Inc.
                             1986 Stock Option Plan

                           Analysis & Technology, Inc.
                             1985 Stock Option Plan
                           Analysis & Technology, Inc.
                             1984 Stock Option Plan
                           Analysis & Technology, Inc.
                             1983 Stock Option Plan
                            (Full title of the plans)


                                  David M. Nolf
                           Analysis & Technology, Inc.
                              Route 2, P.O. Box 220
                       North Stonington, Connecticut 06359
                 ----------------------------------------------
                     (Name and address of agent for service)

                                 (203) 599-3910
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                   James I. Lotstein and Katherine Vines Cook
                               Cummings & Lockwood
                                   CityPlace I
                                185 Asylum Street
                           Hartford, Connecticut 06103

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------
                                              PROPOSED MAXIMUM   PROPOSED
                                              OFFERING PRICE     MAXIMUM
 TITLE OF SECURITIES TO BE    AMOUNT TO BE    PER SHARE(1)       AGGREGATE    AMOUNT OF
        REGISTERED            REGISTERED                         OFFERING     REGISTRATION FEE
                                                                 PRICE(1)
- ----------------------------------------------------------------------------------------------
 Common Stock, no par        110,000 shares      $14.75         $1,622,500       $559.44
 value

- ----------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(h) of the general rules and regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the last reported sales price of the common stock on the NASDAQ National Market System on May 17, 1996.


* The Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 under this Registration Statement also relates to Registration Statements Nos. 33-9067, 33-17313, 33-25074, 33-31829,
         33-37710, and 33-86576 pursuant to Rule 429 under the Securities Act of 1933.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                  Analysis & Technology, Inc., a Connecticut corporation (the "Company"), has eleven existing stock option plans known as the Analysis & Technology, Inc. 1983, 1984, 1985, 1986, 1987, 1988, 1989, 1990, 1992, 1994, and
1995 Stock Option Plans (the "Plans"). The documents containing the information concerning the Plans specified in Item 1 of the Form S-8 Registration Statement under the Securities Act of 1933 (the "1933 Act"), are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement but will be sent or given to eligible employees under the Plans in accordance with Rule 428(b)(1) under the 1933 Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995, September 30, 1995, and December 31, 1995; and

                  3. The description of the Company's Common Stock, no par value, contained in its Registration Statement on Form S-1, Commission File No. 33-2314.

                  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.         DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.


ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Directors and officers of the Company are entitled to indemnification pursuant to Connecticut General Statutes Section 33-320a. This statute states as follows:

                           (a)      As used in this section:

                                    (1) "Agent" means any person who is or was
                  an agent of the corporation and any person who, while an agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise.

                                    (2) "Corporation" includes any domestic or
                  foreign corporation or any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

                                    (3) "Director" means any person who is or
                  was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the corporation or employees of any other enterprise.

                                    (4) "Eligible outside party" means any
                  person who, although not a shareholder, director, officer, employee or agent of the corporation, is or was serving solely at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise.

                                    (5) "Employee" means any person who is or
                  was an employee of the corporation and any person who, while an employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the corporation or employees of any other enterprise.

                                    (6) "Enterprise" means any other foreign or
                  domestic corporation, partnership, joint venture, trust or other enterprise, other than an employee benefit plan or trust.

                                    (7) "Expenses" include attorneys' fees.

                                    (8) "Officer" means any person who is or was
                  an officer of the corporation and any person who, while an officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the corporation or employees of any other enterprise.

                                    (9) "Party" includes a person who was, is,
                  or is threatened to be made, a defendant or respondent in a proceeding.

                                    (10) "Proceeding" means any threatened,
                  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and shall include any appeal therein.

                                    (11) "Shareholder" means any person who is
                  or was a shareholder of the corporation and any person who, while a shareholder of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise.

                           (b) Except as otherwise provided in this section, a
                  corporation shall indemnify any person made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, and the person whose legal representative he is, in connection with such proceeding. The corporation shall not so indemnify any such person unless (1) such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in this subsection, or (2) it shall be concluded as provided in subsection (d) of this section that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (3) the court, on application as provided in subsection (e) of this section, shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the corporation or of another enterprise, which he serves or served at the request of the corporation, the corporation shall only indemnify such person after the court shall have determined, on application as provided in subsection (e) of this section, that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he did not reasonably believe to be in the best interests of the corporation or of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

                           (c) Except as otherwise provided in this section, a
                  corporation shall indemnify any person made a party to any proceeding, by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against reasonable expenses actually incurred by him in connection with such proceeding in relation to matters as to which such person, or the person whose legal representative he is, is finally adjudged not to have breached his duty to the corporation, or where the court, on application as provided in subsection (e) of this section, shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The corporation shall not so indemnify any such person for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a proceeding, with or without court approval; or for expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval.

                           (d) The conclusion provided for in subsection (b) of
                  this section may be reached by any one of the following: (1) The board of directors of the corporation by a consent in writing signed by a majority of those directors who were not parties to such proceeding; (2) independent legal counsel selected by a consent in writing signed by a majority of those directors who were not parties to such proceeding; (3) in the case of any employee or agent who is not an officer or director of the corporation, the corporation's general counsel; or (4) the shareholders of the corporation by the affirmative vote of at least a majority of the voting power of shares not owned by parties to such proceeding, represented at an annual or special meeting of shareholders, duly called with notice of such purpose stated. Such person shall also be entitled to apply to a court for such conclusion, upon application as provided in subsection (e), even though the conclusion reached by any of the foregoing shall have been adverse to him or to the person whose legal representative he is.

                           (e) Where an application for indemnification or for a
                  conclusion as provided in this section is made to a court, it shall be made to the court in which the proceeding is pending or to the superior court for the judicial district where the principal office of the corporation is located. The application shall be made in such manner and form as may be required by the applicable rules of the court or, in the absence thereof, by direction of the court. The court may also direct that notice be given in such manner as it may require at the expense of the corporation to the shareholders of the corporation and to such other persons as the court may designate. In the case of an application to a court in which a proceeding is pending in which the person seeking indemnification is a party by reason of the fact that he, or the person whose legal representative he is, is or was serving at the request of the corporation as a director, partner, trustee, officer, employee or agent of another enterprise, or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of any other enterprise, timely notice of such application shall be given by such person to the corporation.

                           (f) Expenses which may be indemnifiable under this
                  section incurred in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors upon agreement by or on behalf of the shareholder, director, officer, employee, agent or eligible outside party, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the corporation as authorized in this section.

                           (g) A corporation shall not indemnify any
                  shareholder, director, officer, employee, agent or eligible outside party, other than a shareholder, director, officer, employee, agent or eligible outside party who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses to an extent either greater or less than that authorized in this section. No provision made a part of the certificate of incorporation, the by-laws, a resolution of shareholders or directors, an agreement, or otherwise on or after October 1, 1982, shall be valid unless consistent with this section. Notwithstanding the foregoing, the corporation may procure insurance providing greater indemnification and may share the premium cost with any shareholder, director, officer, employee, agent or eligible outside party on such basis as may be agreed upon. The rights and remedies provided in this section shall be exclusive.

                  In addition to the foregoing, the Company maintains officers and directors liability insurance coverage in the amount of $6.5 million which insures the Company's officers and directors against loss incurred by them for claims which they may become legally obligated to pay for any error, misstatement, act, omission, neglect or breach of duty while acting individually or collectively as directors or officers of the Company.


ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


ITEM 8.         EXHIBITS

         4A. Articles 6 and 7 of the Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3A of the Company's Report on Form 10-Q, No. 0-14161, for the quarter ended September 30, 1990).

         4B.        Article II, Article III, Sections 3 to 6, Article VI and
                    Article VIII of the By-laws of the Company as Amended and Restated to May 9, 1992. (Incorporated by reference to
                    Exhibit 3B of the Company's Annual Report on Form 10-K, File No. 0-14161, for the fiscal year ended March 31, 1992).

         4C.        Specimen Certificate of Common Stock of the Company.
                    (Incorporated by reference to Exhibit 4A of Amendment No. 1 to the Company's Registration Statement on Form S-1, No. 33-2314, filed on December 20, 1985 and to Amendment No. 1 thereto filed on January 27, 1986).

         5.*        Opinion of Cummings & Lockwood.

         23A.*      Consent of KPMG Peat Marwick LLP.

         23B.*      Consent of Cummings & Lockwood. (Included as part of Exhibit
                    5).

         24. An applicable Power of Attorney is set forth under "Signatures" in this Registration Statement.

         99A. Analysis & Technology, Inc. 1995 Stock Option Plan. (Incorporated by reference as Exhibit A to Proxy Statement dated July 7, 1995 of Analysis & Technology, Inc.)

         99B. Analysis & Technology, Inc. 1994 Stock Option Plan. (Incorporated by reference to Exhibit A to Proxy Statement dated July 8, 1994 of Analysis & Technology, Inc.).

         99C. Analysis & Technology, Inc. 1992 Stock Option Plan. (Incorporated by reference to Exhibit A to Proxy Statement dated July 7, 1992 of Analysis & Technology, Inc.).



- ---------------------
* Denotes filed herewith.

         99D. Analysis & Technology, Inc. 1990 Stock Option Plan. (Incorporated by reference to Exhibit B to Proxy Statement dated July 3, 1990 of Analysis & Technology, Inc.).

         99E. Analysis & Technology, Inc. 1989 Stock Option Plan. (Incorporated by reference to Exhibit A to Proxy Statement dated July 3, 1989 of Analysis & Technology, Inc.).

         99F. Analysis & Technology, Inc. 1988 Stock Option Plan. (Incorporated by reference to Exhibit A to Proxy Statement dated July 1, 1988 of Analysis & Technology, Inc.).

         99G. Amendment, dated June 30, 1989, to the Analysis & Technology, Inc. 1988 Stock Option Plan. (Incorporated by reference to Exhibit 19I to the Company's Report on Form 10-Q for the quarter ended June 30, 1989).

         99H        Analysis & Technology, Inc. 1987 Stock Option Plan.
                    (Incorporated by reference to Exhibit A to Proxy Statement dated July 6, 1987 of Analysis & Technology, Inc.).

         99I. Amendment, dated June 30, 1989, to the Analysis & Technology, Inc. 1987 Stock Option Plan. (Incorporated by reference to Exhibit 19H to the Company's Report on Form 10-Q for the quarter ended June 30, 1989).

         99J. Analysis & Technology, Inc. 1983-1986 Stock Option Plans, as amended. (Incorporated by reference to Exhibits 28(b) through 28(g) to the Company's Registration Statement on Form S-8, File No. 33-17313, filed on September 18, 1987).

         99K. Amendments, dated June 30, 1989, to the Analysis & Technology, Inc. 1983-1986 Stock Option Plans. (Incorporated by reference to Exhibits 19B through 19G to the Company's Report on Form 10-Q, File No. 0-14161 for the quarter ended June 30, 1989).

ITEM 9.                    UNDERTAKINGS

                           (a)      The Company hereby undertakes:

                                    (1)     To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration
Statement:

                                            (i)    To include any prospectus
         required by Section 10(a)(3) of the Securities Act of 1933;

                                            (ii)     To reflect in the
         prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                            (iii)    To include any material
         information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                                    (2)     That, for the purpose of determining
any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3)     To remove from registration by means
of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b)      The Company hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c)      Insofar as indemnification for liabilities
arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Stonington, State of Connecticut, on May 21, 1996.


                                          ANALYSIS & TECHNOLOGY, INC.

                                          /s/ GARY P. BENNETT
                                          --------------------------------------
                                          Gary P. Bennett
                                          Chief Executive Officer



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Analysis & Technology, Inc., hereby severally constitute Gary P. Bennett and David M. Nolf, and each of them singly, as our attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, any and all amendments to this Registration Statement and, in general, to do all such things in our names and behalf and in our capacities as officers and directors to enable Analysis & Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, including the filing of such amendments, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and all that our said attorneys may do or cause to be done by virtue hereof.

                  WITNESS our hand and seal on the dates set forth below.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ GARY P. BENNETT                                              May 21, 1996
- ------------------------------------------
Gary P. Bennett
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ DAVID M. NOLF                                                May 18, 1996
- ------------------------------------------
David M. Nolf, Executive Vice
President, Chief Financial and
Administrative Officer and Director
(Principal Financial Officer and
Principal Accounting Officer)

/s/ JAMES B. FOX                                                 May 18, 1996
- ------------------------------------------
James B. Fox, Director

/s/ LARRY M. FOX                                                 May 18, 1996
- ------------------------------------------
Larry M. Fox, Director

/s/ NELDA M. NARDONE                                             May 18, 1996
- ------------------------------------------
Nelda S. Nardone, Director

/s/ THURMAN F. NAYLOR                                            May 18, 1996
- ------------------------------------------
Thurman F. Naylor, Director

/s/ DENNIS G. PUNCHES                                            May 18, 1996
- ------------------------------------------
Dennis G. Punches, Director

                           ANALYSIS & TECHNOLOGY, INC.


                       Registration Statement on Form S-8
                        Under the Securities Act of 1933




                                    EXHIBITS

                                INDEX TO EXHIBITS


Exhibit
Number            Description of Documents                                    Page No.
- ------            ------------------------                                    --------
   5              Opinion of Cummings & Lockwood

  23A             Consent of KPMG Peat Marwick LLP

  23B             Consent of Cummings & Lockwood (included in Exhibit 5)

  24              Power of Attorney (set forth on the signature page)